                   [Form of Fixed Rate Subordinated Security]

                               [Face of Security]

                  If the Holder of this Note (as indicated below) is The Depository Trust Company or a nominee thereof, this Note is a Global Security and the following two legends apply:

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (the "Depository") (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and such certificate issued is registered in the name of CEDE & CO. or such other name as requested by an authorized representative of the Depository ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, since the registered owner hereof, CEDE & CO., has an interest herein.

Unless and until this certificate is exchanged in whole or in part for Notes in certificated form, this certificate may not be transferred except as a whole by the Depository to a nominee thereof or by a nominee thereof to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor of the Depository or a nominee of such successor.

REGISTERED                                                            REGISTERED

NO. R-___                                                      PRINCIPAL AMOUNT:

CUSIP NO. ___________                                               $___________


                        THE PEP BOYS -- MANNY, MOE & JACK

                         __% Subordinated Note due _____

                  THE PEP BOYS -- MANNY, MOE & JACK, a Pennsylvania corporation (herein referred to as the "Company", which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to _______________, or registered assigns, the principal sum of __________________ ($__________) on ________________ (the
"Stated Maturity Date")[or date fixed for earlier redemption (the "Redemption Date") or repayment (the "Repayment Date") (the Redemption Date, the Repayment Date and the Stated Maturity Date is hereinafter referred to as the "Maturity Date" with respect to principal repayable on such date)], and to pay interest thereon from ______________ or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on __________________ and ___________________ in each year (each, an "Interest
Payment Date"), commencing _______________, at the rate of ___% per annum, until the principal hereof is paid or duly provided for. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Holder in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the ___________ or ____________(whether or not a Business Day, as defined below), as the case nay be, next preceding such Interest Payment Date (each, a "Regular Record Date") [at the office or agency of the Company maintained for such purpose; provided, however, that such interest may be paid, at the Company's option, by mailing a check to such Holder at its registered address or by wire transfer of funds to an account maintained by such Holder within the United States]. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and may be paid to the Holder in whose name this Note (or one or more Predecessor securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee referred to on the reverse hereof, notice whereof shall be given to Holders of Notes of this series not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

                  Interest payable on this Note on any Interest Payment Date and on the [Stated] Maturity Date or the Redemption or Repayment Date, as the case may be, will include interest accrued from and including the next preceding Interest Payment Date in respect of which interest has been paid or duly provided for (or from and including ___________________, if no interest has been paid on this Note) to but excluding such Interest Payment Date or the [Stated] Maturity Date or the Redemption or Repayment Date, as the case may be. If any Interest Payment Date or the [Stated] Maturity Date or the Redemption or Repayment Date, as the case may be, falls on a day that is not a Business Day, principal, premium, if any, and/or interest payable on such date will be paid on the succeeding Business Day with the same force and effect as if it were paid on the date such payment was due, and no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date or the [Stated] Maturity Date or the Redemption or Repayment Date, as the case may be. "Business Day" means any day, other than a Saturday or Sunday, on which banks in The City of New York are not required or authorized by law or executive order to close.

                  The principal of this Note payable on the [Stated] Maturity Date [or the principal of, and premium, if any, and, if the Redemption or Repayment

Date is not an Interest Payment Date, interest on, this Note payable on such Redemption or Repayment Date] will be paid against presentation of this Note at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York. The Company hereby appoints ________________ as Paying Agent for the Notes where Notes of this series may be presented or surrendered for payment and where notices, designations or requests in respect of payments with respect to the Notes may be served.

                  Payments of principal, premium, if any, and/or interest by the Company in respect of this Note will be made [by wire transfer of immediately available funds] to the Holder hereof in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

                  Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                  Unless the Certificate of Authentication hereon has been executed by the Trustee by manual signature of one of its authorized signatories, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

                  IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its facsimile corporate seal.

      Dated:

                                               THE PEP BOYS -- MANNY, MOE & JACK

                                               By:______________________________
                                                  Name:
                                                  Title:


      Attest:

     __________________________
            Secretary



                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

                  This is one of the Notes of the series designated therein referred to in the within-mentioned Indenture.



                                                            , as Trustee

                                               By:______________________________
                                                      Authorized Signatory

                             [Reverse of Security)]

                        THE PEP BOYS -- MANNY, MOE & JACK

                       ____% Subordinated Note due ______


                  This Note is one of a duly authorized issue of subordinated securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of June __, 1997 (herein called the "Indenture") between the Company and __________________ _____________, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture with respect to the series of which this
Note is a part), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Note is one of the duly authorized series of Securities designated as "____% Subordinated Notes due ______" (collectively, the "Notes"), and the aggregate principal amount of the Notes to be issued under such series is limited to $_________ (except for Notes authenticated and delivered upon transfer of, or in exchange for, or in lieu of other Notes). All terms used but not defined in this Note shall have the meanings assigned to such terms in the Indenture.

                  If an Event of Default, as defined in the Indenture, shall occur and be continuing, the principal of the Notes of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

                  [This Note may not be redeemed at the option of the Company or be repaid at the option of the Holder hereof prior to the Maturity Date and is not subject to any sinking fund.]

                  [This Note is subject to redemption [(1)] [If applicable, insert -- on ______________ in any year commencing with the year ____ and ending with the year ____ through operation of the sinking fund for this series at a Redemption Price equal to 100% of the principal amount, [and] [(2)] [If applicable, insert -- at any time [on or after ______________], as a whole or in part, at the election of the Company, at the following Redemption Prices (expressed as percentages of the principal amount): If redeemed on or before ________________, ____%, and if redeemed during the 12-month period beginning
_______________ of the years indicated,

             Redemption                                              Redemption
Year           Price                      Year                          Price
            ------------                 ------                     ------------
and thereafter at a Redemption Price equal to ___% of the principal amount, together in the case of any such redemption [(whether through operation of the sinking fund or otherwise)) with accrued interest to the Redemption Date; provided, however, that installments of interest on this Note whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holder of this Note, or one or more predecessor Securities, of record at the close of business on the applicable Regular Record Dates referred to on the face hereof, all as provided in the Indenture.]

                  [This Note is subject to redemption (1) on __________ in any year commencing with the year _________ and ending with the year __________ through operation of the sinking fund for this series at the Redemption Prices for redemption through operation of the sinking fund (expressed as percentages of the principal amount) set forth in the table below, and (2) at any time [on or after __________], as a whole or in part, at the election of the Company, at the Redemption Prices for redemption otherwise than through operation of the sinking fund (expressed as percentages of the principal amount) set forth in the table below: If redeemed during the 12-month period beginning ______________ of the years indicated,

                      Redemption Price
                       for Redemption                    Redemption Price for
                      Through Operation                  Redemption Otherwise
                           of the                        Than Through Operation
Year                    Sinking Fund                     of the Sinking Fund
----                 -------------------                ------------------------


and thereafter at a Redemption Price equal to ___% of the principal amount, together in the case of any such redemption (whether through operation of the sinking fund or otherwise) with accrued interest to the Redemption Date; provided, however, that installments of interest on this Note whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holder of this Note, or one or more predecessor Securities, of record at the close of business on the applicable Regular Record Dates referred to on the face hereof, all as provided in the Indenture.]

                  [Notwithstanding the foregoing, the Company may not, prior to ____________, redeem any Notes as contemplated by [Clause (2) of] the preceding paragraph as a part of, or in anticipation of, any refunding operation by the application, directly or indirectly, of moneys borrowed having an interest cost to the Company (calculated in accordance with generally accepted financial practice) of less than __% per annum.]

                  [The sinking fund for the Notes provides for the redemption on ________________ in each year, beginning with the year ____ and ending with the year _____ of [not less than]

$__________ [("mandatory sinking fund") and not more than $__________] aggregate principal amount of the Notes. [The Notes acquired or redeemed by the Company otherwise than through [mandatory] sinking fund payments may be credited against subsequent [mandatory] sinking fund payments otherwise required to be made in the [describe order] order in which they become due.]]

                  [Notice of redemption will be given by mail to Holders of Notes not less than 30 nor more than 60 days prior to the Redemption Date, all as provided in the Indenture.

                  [This Note will be repayable prior to the Stated Maturity Date at the option of the Holder on ___________ at a Repayment Price equal to 100% of the principal amount to be repaid, together with accrued interest to the Repayment Date. In order for this Note to be repaid, the Trustee must receive at least 30 but not more than 60 days prior to the Repayment Date this Note with the form below entitled "Option to Elect Repayment" duly completed. Any tender of this Note for repayment shall be irrevocable.]

                  [In the event of redemption or repayment of this Note in part only, a new Note or Notes for the remaining portion shall be issued in the name of the Holder hereof upon the cancellation hereof.]

                  [If applicable, insert conversions provisions set forth in any indenture supplemental to the Indenture.]

                  [The Indenture contains provisions for defeasance of (i) the entire indebtedness of the Notes or (ii) certain covenants and Events of Default with respect to the Notes, in each case upon compliance with certain conditions set forth therein, which provisions apply to the Notes.]

                  The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the securities under the Indenture at any tine by the Company and the Trustee with the consent of the Holders of not less than a majority of the aggregate principal amount of all Securities issued under the Indenture at the time Outstanding and affected thereby. The Indenture also contains provisions permitting the Holders of not less than a majority of the aggregate principal amount of the Outstanding Securities, on behalf of the Holders of all such Securities, to waive compliance by the Company with certain provisions of the Indenture. Furthermore, provisions in the Indenture permit the Holders of not less than a majority of the aggregate principal amount of the Outstanding Securities of any series, in certain instances, to waive, on behalf of all of the Holders of Securities of such series, certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this

Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and other Notes issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

                  The indebtedness evidenced by this Note is, to the extent and in the manner set forth in the Indenture, expressly subordinated and subject in right of payment to the prior payment in full of all Senior Indebtedness, and this Note is issued subject to such provisions of the Indenture. Each Holder of this Note, by accepting the same, agrees to and shall be bound by such provisions of the Indenture and authorizes and directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate such subordination as provided in the Indenture and appoints the Trustee its attorney-in-fact for any and all such purposes.

                  No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Note at the times, places and rate, and in the coin or currency, herein prescribed.

                  As provided in the Indenture and subject to certain limitations therein [and herein] set forth, the transfer of this Note is registrable in the Security Register of the Company upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

                  As provided in the Indenture and subject to certain limitations therein [and herein] set forth, this Note is exchangeable for a like aggregate principal amount of Notes of different authorized denominations but otherwise having the same terms and conditions, as requested by the Holder hereof surrendering the same.

                  The Securities of this series are issuable only in registered form without coupons in denominations of $_____ and any integral multiple thereof.

                  No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

                  The Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely in such State.

                            Option to Elect Repayment

                  The undersigned hereby irrevocably requests and instructs the Company to repay this Note (or portion thereof specified below) on _________________ (the "Repayment Date") at a Repayment Price equal to 100% of the principal amount thereof, together with interest thereon accrued to the Repayment Date, to the undersigned at _______________________________________.

                  For this Option to Elect Repayment to be effective, this Note with the Option to Elect Repayment duly completed must be received at least 30 but no more than 60 days prior to the Repayment Date by the Trustee at 450 West 33rd Street, New York, New York 10001.

                  If less than the entire principal amount of this Note is to be repaid, specify the portion hereof to be repaid: ________.

Dated: _____________

                                               ---------------------------------
                                               This signature must correspond
                                               with the name written upon the
                                               face of this Note in every
                                               particular without alterations or
                                               enlargement or any change
                                               whatsoever.

                                  ABBREVIATIONS

                  The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations.

                  TEN COM - as tenants in common

                  TEN ENT - as tenants by the entireties

                  JT TEN - as joint tenants with right of survivorship and not as tenants in common

                  UNIF GIFT MIN ACT ____________________ Custodian _____________
                                          (Cust)                      (Minor)
                            under Uniform Gifts to Minors Act

                            ----------------------------------
                                          (State)

                  Additional abbreviations may also be used though not in the above list

                            ----------------------------------

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ___________________________________________________________

________________________________________________________________________________

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

             ----------------------------------------------

             ----------------------------------------------

________________________________________________________________________________

________________________________________________________________________________
                   (Please print or Typewrite Name and Address
                     Including Postal Zip Code of Assignee)

________________________________________________________________________________
the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints ___________________________________________________________________

________________________________________________________________________________

________________________________________________________________to transfer said

Note on the books of the Company, with full power of substitution in the premises.

Dated: ________________

Signature Guaranteed

________________________________        ________________________________
NOTICE: Signature must be               NOTICE: The signature to this
guaranteed by a member firm of          assignment must correspond with
The New York Stock Exchange or          the name as written upon the
a commercial bank or trust              face of the within Note in
company.                                every particular, without
                                        alteration or enlargement or
                                        any change whatever.